Press Release

Cowen Announced Second Quarter 2017 Financial Results

New York, NY - August 3, 2017 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the second quarter ended June 30, 2017.
Highlights
Second Quarter Financial Summary

•	GAAP revenue of $160.5 million compared to $117.2 million in the prior year period.

•
GAAP net income attributable to common shareholders of $5.7 million or $0.19 per diluted common share, compared to a GAAP net loss attributable to common shareholders of $12.2 million or $(0.45) per diluted common share in the prior year period.

•	Economic revenue, a non-GAAP measure, of $171.9 million compared to $80.4 million in the prior year period.

•
Economic income, a non-GAAP measure, available to Cowen of $11.5 million or $0.39 per diluted share, compared to an economic income loss of $22.0 million or $(0.82) per diluted share in the second quarter 2016.

Operating Highlights

•	Investment banking revenue grew 82% year over year on both a GAAP and economic income (non-GAAP) basis. Revenue was driven by strong performance in equity capital markets.

•	Brokerage revenue increased 36% and 37% year over year, on a GAAP and economic income (non-GAAP) basis, respectively, and included contributions from the businesses acquired from Convergex.

•	As of July 1, 2017, assets under management were $11.0 billion, an increase of $286 million from April 1, 2017.

•	Book value per share was $23.58 as of June 30, 2017, compared to $25.11 as of December 31, 2016. The decrease was primarily due to the shares issued in conjunction with the Convergex acquisition.

•
Tangible book value per share was $20.55 as of June 30, 2017 compared to $21.88 as of December 31, 2016. The decrease was primarily due to the shares issued in conjunction with the Convergex acquisition.

•	On June 1, 2017, the Company completed the previously announced acquisition of Convergex Group, LLC ("Convergex"), a leading agency-focused global brokerage and trading related services provider.

Peter A. Cohen, Chairman and Chief Executive Officer of Cowen said, "Cowen's operating businesses and investments on the balance sheet had a productive quarter, benefiting from a favorable investment environment as well as our ongoing efforts to scale and diversify the platform. The acquisition of Convergex, which closed during the quarter, furthers our progress in equities and is performing according to plan."

2017 Second Quarter GAAP Financial Information

The following table summarizes the Company’s GAAP financial results for the three and six months ended June 30, 2017 and 2016, and three months ended March 31, 2017.

Summary GAAP Financial Information

(Dollar amounts in millions, except per share information)	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
	2017	2016	%	2017	%	2017	2016	%

Revenue	$160.5	$117.2	37%	$115.0	40%	$275.5	$218.3	26%
Net income (loss) attributable to Cowen	$7.4	$(10.5)	NM	$3.0	NM	$10.4	$(14.2)	NM
Preferred stock dividends	$1.7	$1.7	—%	$1.7	—%	$3.4	$3.4	—%
Net income (loss) attributable to Cowen common stockholders	$5.7	$(12.2)	NM	$1.3	NM	$7.0	$(17.6)	NM

Earnings (loss) per share (diluted)	$0.19	$(0.45)	NM	$0.05	NM	$0.24	$(0.66)	NM

Note: Amounts may not add due to rounding.

GAAP Revenue

For the second quarter of 2017, GAAP revenue was $160.5 million compared to $117.2 million in the second quarter of 2016. The increase in GAAP revenue was primarily due to an increase in investment banking and brokerage revenue.

Employee Compensation and Benefits

Second quarter of 2017 employee compensation and benefits expenses increased $46.5 million year over year to $102.1 million. The increase was primarily due to higher revenue and other income which resulted in a higher compensation and benefits accrual.

Interest and Dividends

For the second quarter of 2017, interest and dividend expenses increased $5.3 million to $12.2 million compared to the prior year period. The increase was primarily attributable to an increase in the number of debt securities held during 2017 as compared to 2016.

Reinsurance claims, commissions and amortization of deferred acquisition costs

For the second quarter 2017, reinsurance-related expenses decreased $4.5 million to $7.3 million. This decrease was caused by the fact that the Company recorded accumulated commissions in the second quarter of 2016.

Operating, General, Administrative and Other Expenses

Second quarter 2017 general, administrative and other expenses were $54.0 million compared to $37.8 million in the prior year period. The increase was primarily related to higher floor brokerage and trade execution costs, due to higher brokerage revenue, and increased marketing and business development expenses, legal and other professional fees, depreciation and amortization and increased occupancy costs, which were mostly related to the acquisition of Convergex in June 2017.

Restructuring Expenses

Restructuring expenses were $8.5 million for the three months ended June 30, 2017. In conjunction with the integration of the acquired businesses of Convergex, the Company evaluated the combined broker-dealer businesses and operations and incurred integration and restructuring costs which primarily related to exit and disposal costs, discontinuation of redundant technology services and severance costs.

Other Income (Loss)
Second quarter 2017 other income was $57.3 million compared to a loss of $38.7 million in the prior year period. The increase primarily related to an increase in performance of the Company's own invested capital and the bargain purchase gain related to the acquisition of Convergex in June 2017.

Income Taxes

Second quarter 2017 income tax benefit was $0.8 million compared to a benefit of $12.0 million in the prior year quarter. This change was primarily attributable to the Company’s operating results.

Income (Loss) Attributable to Redeemable Non-controlling Interests

Second quarter 2017 income (loss) attributable to redeemable non-controlling interests increased by $37.9 million to $21.1 million from the prior year period. The increase was primarily the result of losses incurred by one of our consolidated funds in the prior year period.

Non-controlling interests represent the pro rata share of the income or loss of the non-wholly owned consolidated entities attributable to the other owners of such entities.

Preferred Stock Dividends

On May 19, 2015, the Company completed its offering of 120,750 shares of the Company's 5.625% Series A cumulative perpetual convertible preferred stock. Each share of the Series A Convertible Preferred Stock is entitled to dividends at a rate of 5.625% per annum. The Company may, at its option, pay dividends in cash, common stock or a combination thereof.

Capital

The Company’s stockholders’ equity as of June 30, 2017 was $833.9 million compared to $772.7 million as of December 31, 2016.

Common equity, which excludes preferred stock, was $732.6 million, or book value per share of $23.58 at June 30, 2017, compared to common equity of $671.3 million, or book value per share of $25.11 at December 31, 2016.

Tangible common equity was $638.5 million, or tangible book value per share of $20.55 at June 30, 2017, compared to tangible common equity of $584.9 million, or tangible book value per share of $21.88 at December 31, 2016.

Select Balance Sheet Data

(Amounts in millions, except per share information)	June 30,	Dec. 31,	June 30,
	2017	2016	2016

Cowen Inc. stockholders' equity	$833.9	$772.7	$770.2
Common equity (CE)	$732.6	$671.3	$668.8
Tangible common equity (TCE)	$638.5	$584.9	$578.6

Book value per share (CE/CSO)	$23.58	$25.11	$24.96
Tangible book value (TCE/CSO)	$20.55	$21.88	$21.59

Common shares outstanding (CSO)	31.1	26.7	26.8

Reconciliation of GAAP Cowen Inc. stockholders' equity to tangible common equity:

Cowen Inc. stockholders' equity	$833.9	$772.7	$770.2
Less:
Preferred stock	101.3	101.3	101.3
Common equity (CE)	$732.6	$671.3	$668.8

Less:
Goodwill & intangibles	94.1	86.4	90.3
Tangible common equity (TCE)	$638.5	$584.9	$578.6

Economic Income (Loss)

Throughout the remainder of this press release the Company presents Economic Income financial measures that are not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related adjustments and/or reorganization expenses, (iv) excludes the bargain purchase gain which resulted from the Convergex Group acquisition and (v) excludes preferred stock dividends. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss)

revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

For a more complete description of Economic Income (Loss) and a reconciliation of GAAP net income (loss) to Economic Income (Loss) for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section of this press release.

The table below summarizes the Company’s Economic Income (Loss) financial results for the three months and six months ended June 30, 2017 and 2016, and three months ended March 31, 2017.

Summary Economic Income (Loss) Financial Information

(Dollar amounts in millions, except per share information)	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
	2017	2016	%	2017	%	2017	2016	%

Revenue	$171.9	$80.4	114%	$128.6	34%	$300.5	$186.0	62%
Economic Income (Loss)	$11.5	$(22.0)	NM	$5.5	112%	$17.0	$(26.9)	NM

Economic Income (Loss) per share (diluted)	$0.39	$(0.82)	NM	$0.19	104%	$0.59	$(1.01)	(159)%

Note: Amounts may not add due to rounding.

Summary Economic Income (Loss) to GAAP Reconciliation

	Three Months Ended			Six Months Ended
	June 30,		Mar. 31,	June 30,
(Per share information)	2017	2016	2017	2017	2016

Economic Income (Loss) per share (diluted)	$0.39	$(0.82)	$0.19	$0.59	$(1.01)
Adjustments:
Preferred dividends	(0.06)	(0.06)	(0.06)	(0.12)	(0.13)
Taxes	0.03	0.45	(0.07)	(0.04)	0.57
Bargain purchase gain	(0.27)	—	—	(0.27)	—
Transaction-related costs	0.10	(0.02)	(0.02)	(0.19)	(0.10)
GAAP earnings (loss) per share (diluted)	$0.19	$(0.45)	$0.05	$0.24	$(0.66)

Note: Amounts may not add due to rounding.

2017 Second Quarter Economic Income Review

Total Economic Income Revenue

Total Economic Income revenue for the second quarter of 2017 was $171.9 million compared to $80.4 million in the second quarter of 2016.  The increase in Economic Income revenue was primarily attributable to an increase in investment banking, brokerage and incentive income.

Economic Income Revenue

	Three Months Ended					Six Months Ended
	June 30,			Mar. 31,		June 30,
(Dollar amounts in millions)	2017	2016	%	2017	%	2017	2016	%

Investment banking	$64.1	$35.3	82%	$36.6	75%	$100.7	61.4	64%
Brokerage	67.0	49.0	37%	52.3	28%	119.3	101.9	17%
Management fees	14.4	16.5	(13)%	13.9	3%	28.3	33.4	(15)%
Incentive income	11.0	0.4	NM	3.1	258%	14.0	7.3	91%
Investment income (loss)	14.2	(22.2)	NM	21.6	(34)%	35.8	(20.3)	NM
Other revenues	1.3	1.3	(4)%	1.1	15%	2.4	2.3	4%
Total Revenue	$171.9	$80.4	114%	$128.6	34%	$300.5	$186.0	62%

Note: Amounts may not add due to rounding.

Non-interest Expenses

Second quarter 2017 non-interest expense was $154.1 million compared to $96.0 million in the prior year period. Items included in non-interest expenses are discussed below.

Compensation and Benefits Expense

Second quarter 2017 compensation and benefits expense was $100.4 million compared to $54.5 million in the second quarter 2016. The increase was due to higher revenue during the 2017 period as compared to 2016 which resulted in a higher compensation and benefits accrual.

The compensation to Economic Income revenue ratio was 58% for the second quarter 2017 compared to 68% for the prior year period. We expect that our compensation to Economic Income revenue ratio will be lower as a result of the acquisition of Convergex.

Fixed Non-Compensation Expenses

Second quarter 2017 fixed non-compensation expenses increased 21% year over year to $29.8 million from $24.5 million. The increase was primarily related to the acquisition of Convergex in June 2017.

Depreciation and Amortization Expenses

Second quarter 2017 depreciation and amortization expense was $2.7 million compared to $2.8 million in the prior year period. The decrease was primarily related to a reduction in depreciation expense from fully depreciated fixed assets partially offset by an increase in amortization of intangible assets related to recent acquisitions.

Variable Non-Compensation Expenses

Second quarter 2017 variable non-compensation expenses were $21.9 million compared to $14.8 million in the second quarter 2016. The increase was primarily related to higher floor brokerage and trade execution costs related to the acquisition of Convergex in June 2017. We expect our variable costs to increase as a percentage of revenue going forward due to certain acquired businesses from Convergex.

Interest Expense

Interest expense was $4.3 million in the second quarter 2017, unchanged from the prior year quarter.

Alternative Investment Segment

Assets Under Management

As of July 1, 2017, the Company had assets under management of $11.0 billion, an increase of $286.0 million from April 1, 2017.

Management Fees and Incentive Income

For the second quarter 2017, management fees for the alternative investment segment were $13.6 million compared to $15.7 million in the prior year. This decrease in management fees was primarily related to the sale of our interest in the alternative solutions business during the third quarter of 2016.

Incentive income increased $10.5 million to $11.0 million in the second quarter 2017 compared to $0.4 million in the prior year period. The increase was primarily related to an increase in performance from almost all of our businesses.

Investment Income

For the second quarter 2017, investment income for the segment was $9.3 million, compared to a loss of $16.6 million in the second quarter 2016. The increase was primarily related to an increase in performance of the Company's own invested capital.

Other Revenues

Other revenues for the segment were $0.9 million in the first quarter 2017, compared to $1.5 million in the prior year period. This decrease was primarily related to results from our reinsurance operations.

Broker-Dealer Segment

Brokerage

Brokerage revenue increased $17.9 million to $67.0 million in the second quarter 2017 compared to $49.0 million in the second quarter 2016. This was primarily attributable to the inclusion of Convergex in June 2017 as well as the initiation of our credit trading business in May 2016.

Investment Banking

In the second quarter 2017, investment banking revenue increased 82% to $64.1 million, compared to $35.3 million in the second quarter 2016.  The year over year increase was primarily due to higher equity underwriting activity. The average underwriting fee per transaction increased 48% from the prior year period.

Investment Banking Revenue Summary

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollar amounts in millions)	2017	2016	2017	2016
Equity Underwriting	$56.1	$25.6	$88.2	$48.3
Debt Underwriting	—	0.1	(0.1)	2.4
Advisory	8.0	9.6	12.5	10.8
Total	$64.1	$35.3	$100.7	$61.4

Investment Banking Transaction Count

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Equity Underwriting	31	21	54	33
Of which bookrun:	18	14	32	20
Debt Underwriting	—	1	—	3
Advisory	2	4	4	4
Total	33	26	58	40

Investment Income

For the second quarter 2017, investment income for the segment was $4.9 million versus a loss of $5.5 million in the second quarter 2016. The increase was a result of an increase in overall investment income which was allocated amongst the segments.

Share Repurchase Program

Under the Company's existing $138.3 million share repurchase program, the Company has acquired 7.3 million shares for $117.4 million since August 2011. Also, since the program was initially announced in July 2011, the Company has acquired an additional 3.2 million shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards for $45.9 million. The total amount available for repurchase under the program is $20.9 million.

In the second quarter 2017, the Company did not repurchase shares under the Company's existing share repurchase program. However, the Company did acquire 454,151 shares outside of the share repurchase program as a result of net share settlement relating to the vesting of equity awards.

Amendment to Stock Purchase Agreement with China Energy Company Limited (“CEFC China”)

On July 31, 2017, Cowen and Shanghai Huaxin Group (HongKong) Limited (the “Investor”) entered into an amendment to the Stock Purchase Agreement by and between Investor and the Company, dated as of March 29, 2017 (the “Stock Purchase Agreement”), pursuant to which the termination provisions in the Stock Purchase Agreement were amended to change the date after which the Stock Purchase Agreement may be terminated by the Company or the Investor if the Closing (as defined in the Stock Purchase Agreement) has not occurred from September 30, 2017 to December 31, 2017.  As previously disclosed, the closing of the transactions contemplated by the Stock Purchase Agreement are subject to receipt of certain regulatory and government approvals, including approval from the Committee on Foreign Investment in the United States (“CFIUS”).  The Company and Investor continue to expect the transactions contemplated by the Stock Purchase Agreement to close by the end of the third quarter of 2017, but given the timing of the CFIUS review process and the other closing conditions determined to extend the date after which either party is entitled to terminate the Stock Purchase Agreement from September 30, 2017 to December 31, 2017.

Earnings Conference Call with Management

The Company will host a conference call to discuss its 2017 second quarter results on Thursday, August 3, 2017, at 4:30 pm EST.  The call can be accessed by dialing 1-(855) 760-0961 domestic or 1-(631) 485-4850 international.  The passcode for the call is 51933799.  A replay of the call will be available beginning at 7:30 pm EST August 3, 2017 through 7:30 pm EST August 10, 2017.  To listen to the replay of this call, please dial 1-(855) 859-2056 domestic or 1-(404) 537-3406 international and enter passcode 51933799.

The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Inc.

Cowen Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides investment management, investment banking, research, sales and trading, prime brokerage, global clearing and commission management services through its two business segments: investment management and broker-dealer. The investment management segment includes private investment funds, managed accounts, commodity pools, real estate funds, private equity structures, registered investment companies and listed vehicles and manages a significant portion of Cowen’s proprietary capital. The broker-dealer segment offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research, a sales and trading platform for institutional investors and a comprehensive suite of prime brokerage services. Founded in 1918, the firm is headquartered in New York and has offices worldwide.  To download Cowen’s investor relations app, which offers access to SEC filings, news releases, webcasts and presentations, please visit the App Store for iPhone and iPad or Google Play for Android mobile devices.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the

Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Investor Relations Contacts

Cowen Inc.
Stephen Lasota, Chief Financial Officer, (212) 845-7919
Nancy Wu, (646) 562-1259

Source: Cowen Inc.

Cowen Inc.
GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue
Investment banking	$64,146	$35,287	$100,699	$61,434
Brokerage	63,845	47,100	114,379	98,035
Management fees	8,656	10,649	17,364	21,679
Incentive income	3,726	428	4,272	1,539
Interest and dividends	7,917	4,105	13,006	7,758
Reimbursement from affiliates	495	2,241	2,147	6,128
Aircraft lease revenue	1,043	1,588	2,102	1,982
Reinsurance premiums	7,682	13,328	14,771	14,338
Other	1,345	412	2,745	1,733
Consolidated Funds
Interest and dividends	1,388	1,538	3,382	2,614
Other	287	555	634	1,030
Total revenue	160,530	117,231	275,501	218,270
Expenses
Employee compensation and benefits	102,111	55,627	178,784	118,808
Interest and dividends	12,211	6,944	22,141	14,254
Operating, general, administrative and other expenses	53,990	37,833	93,591	77,835
Depreciation and amortization expense	3,132	3,413	6,160	6,480
Reinsurance claims, commissions and amortization of deferred acquisition costs	7,275	11,766	13,453	12,329
Restructuring costs	8,541	—	8,541	—
Consolidated Funds expenses	2,748	2,143	7,711	3,959
Total expenses	190,008	117,726	330,381	233,665
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	18,719	(20,218)	44,775	(17,030)
Bargain purchase gain	7,946	—	7,946	—
Consolidated Funds net (losses) gains	30,613	(18,440)	43,959	(18,043)
Total other income (loss)	57,278	(38,658)	96,680	(35,073)

Income (loss) before income taxes	27,800	(39,153)	41,800	(50,468)
Income tax expense/(benefit)	(785)	(11,992)	1,126	(15,312)
Net income (loss)	28,585	(27,161)	40,674	(35,156)
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	21,145	(16,705)	30,250	(21,002)
Net income (loss) attributable to Cowen Inc.	7,440	(10,456)	10,424	(14,154)
Preferred stock dividends	1,698	1,698	3,396	3,396
Net income (loss) attributable to Cowen Inc. common stockholders	$5,742	$(12,154)	$7,028	$(17,550)

Earnings (loss) per share:
Basic	$0.20	$(0.45)	$0.25	$(0.66)
Diluted	$0.19	$(0.45)	$0.24	$(0.66)

Weighted average shares used in per share data:
Basic	28,634	26,867	27,852	26,729
Diluted	29,474	26,867	28,860	26,729

 Appendix: Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as Economic Income (Loss) and Economic Income (Loss) excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to, and not in lieu of, the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its businesses and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies, and are not identical to corresponding measures used in our various agreements or public filings.

Economic Income (Loss)

Economic Income (Loss) may not be comparable to similarly titled measures used by other public companies. Cowen uses Economic Income (Loss) as a measure of its operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Economic Income (Loss) is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for consolidated funds, (ii) excludes goodwill and intangible impairment, (iii) excludes certain other acquisition-related adjustments and/or reorganization expenses, (iv) excludes the bargain purchase gain which resulted from the Convergex Group acquisition and (v) excludes preferred stock dividends. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business. For US GAAP purposes, all of these items are recorded in other income (loss). In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Three Months Ended June 30, 2017
(Dollar amounts in thousands)

	Three Months Ended June 30, 2017
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$64,146	$—		$—	$64,146
Brokerage	63,845	3,148	(f)	—	66,993
Management fees	8,656	5,094	(a)	605	14,355
Incentive income	3,726	4,464	(a)	2,779	10,969
Investment income	—	14,192	(b)(d)	—	14,192
Interest and dividends	7,917	(7,917)	(b)	—	—
Reimbursement from affiliates	495	(570)	(c)	75	—
Aircraft lease revenue	1,043	(1,043)	(d)	—	—
Reinsurance premiums	7,682	(7,682)	(e)	—	—
Other revenues	1,345	(72)	(e)	—	1,273
Consolidated Funds	1,675	—		(1,675)	—
Total revenue	$160,530	$9,614		$1,784	$171,928

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Three Months Ended June 30, 2016
(Dollar amounts in thousands)

	Three Months Ended June 30, 2016
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$35,287	$—		$—	$35,287
Brokerage	47,100	1,926	(f)	—	49,026
Management fees	10,649	5,422	(a)	424	16,495
Incentive income	428	151	(a)	(150)	429
Investment income	—	(22,171)	(b)(d)	—	(22,171)
Interest and dividends	4,105	(4,105)	(b)	—	—
Reimbursement from affiliates	2,241	(2,375)	(c)	134	—
Aircraft lease revenue	1,588	(1,588)	(d)	—	—
Reinsurance premiums	13,328	(13,328)	(e)	—	—
Other revenues	412	916	(e)	—	1,328
Consolidated Funds	2,093	—		(2,093)	—
Total revenue	$117,231	$(35,152)		$(1,685)	$80,394

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Six Months Ended June 30, 2017
(Dollar amounts in thousands)

	Six Months Ended June 30, 2017
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$100,699	$—		$—	$100,699
Brokerage	114,379	4,927	(f)	—	119,306
Management fees	17,364	9,805	(a)	1,133	28,302
Incentive income	4,272	6,490	(a)	3,267	14,029
Investment income	—	35,816	(b)(d)	—	35,816
Interest and dividends	13,006	(13,006)	(b)	—	—
Reimbursement from affiliates	2,147	(2,300)	(c)	153	—
Aircraft lease revenue	2,102	(2,102)	(d)	—	—
Reinsurance premiums	14,771	(14,771)	(e)	—	—
Other revenues	2,745	(367)	(e)	—	2,378
Consolidated Funds	4,016	—		(4,016)	—
Total revenue	$275,501	$24,492		$537	$300,530

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.

Cowen Inc.
Unaudited Reconciliation of GAAP and Economic Revenue for the Six Months Ended June 30, 2016
(Dollar amounts in thousands)

	Six Months Ended June 30, 2016
		Adjustments
		Other		Funds	Economic
	GAAP	Adjustments (1)		Consolidation (2)	Income
Revenue
Investment banking	$61,434	$—		$—	$61,434
Brokerage	98,035	3,858	(f)	—	101,893
Management fees	21,679	10,926	(a)	794	33,399
Incentive income	1,539	5,803	(a)	7	7,349
Investment income	—	(20,322)	(b)(d)	—	(20,322)
Interest and dividends	7,758	(7,758)	(b)	—	—
Reimbursement from affiliates	6,128	(6,276)	(c)	148	—
Aircraft lease revenue	1,982	(1,982)	(d)	—	—
Reinsurance premiums	14,338	(14,338)	(e)	—	—
Other revenues	1,733	548	(e)	—	2,281
Consolidated Funds	3,644	—		(3,644)	—
Total revenue	$218,270	$(29,541)		$(2,695)	$186,034

Note: The following is a summary of the adjustments made to US GAAP revenue to Economic Income revenue:

(1) Other adjustments include reclassifications between other income (loss), redeemable non-controlling interests and interest and non-interest expenses based on the nature of the respective line item
(2) Fund consolidation includes the impact of consolidation. The related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds.

Other Adjustments:
(a) Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of management and incentive fees of certain real estate operating entities and the activist business.

(b) Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).
(c) Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(d) Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).
(e) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(f) Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities.